Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 6
and
INCREMENTAL REVOLVING CREDIT ASSUMPTION AGREEMENT
dated as of March 14, 2019
relating to the
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
dated as of June 4, 2014,
among
TRANSDIGM INC.,
TRANSDIGM GROUP INCORPORATED,
THE SUBSIDIARIES OF TRANSDIGM INC. FROM TIME TO TIME PARTY THERETO,
THE LENDERS PARTY THERETO
and
CREDIT SUISSE AG,
as Administrative Agent and Collateral Agent
___________
MORGAN STANLEY SENIOR FUNDING, INC.,
CREDIT SUISSE LOAN FUNDING LLC,
CITIGROUP GLOBAL MARKETS INC.,
JPMORGAN CHASE BANK, N.A.,
BARCLAYS BANK PLC,
RBC CAPITAL MARKETS,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
KKR CAPITAL MARKETS LLC,
and
PNC CAPITAL MARKETS LLC,
as Joint Lead Arrangers and Joint Bookrunners

AMENDMENT NO. 6 and INCREMENTAL REVOLVING CREDIT ASSUMPTION AGREEMENT dated as of March 14, 2019 (this “Agreement”), to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 4, 2014 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; and as amended hereby, the “Amended Credit Agreement”), among TRANSDIGM INC., a Delaware corporation (the “Borrower”), TRANSDIGM GROUP INCORPORATED, a Delaware corporation (“Holdings”), each subsidiary of the Borrower from time to time party thereto, the lenders party thereto, and CREDIT SUISSE AG, as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”).
A.    The Borrower intends to acquire (the “Acquisition”) all of the equity interests of Esterline Technologies Corporation, a Delaware corporation (the “Company”), pursuant to the Agreement and Plan of Merger dated as of October 9, 2018 (including the schedules and exhibits thereto and as amended, the “Merger Agreement”), among Thunderbird Merger Sub Inc., a newly-formed wholly owned subsidiary of the Borrower incorporated in the State of Delaware, Holdings and the Company.
B.    In connection with the Acquisition, the Borrower has requested that (i) the Persons set forth on Schedule I hereto (the “Additional Revolving Credit Lenders”) provide Incremental Revolving Credit Commitments (x) in the form of additional Dollar Revolving Credit Commitments in an aggregate amount of $107,883,290.81 (the “Additional Dollar Revolving Credit Commitments”) and (y) in the form of additional Multicurrency Revolving Credit Commitments in an aggregate amount of $52,116,709.18 (the “Additional Multicurrency Revolving Credit Commitments” and, together with the Additional Dollar Revolving Credit Commitments, the “Additional Revolving Credit Commitments”) (ii) certain provisions of the Credit Agreement be amended as set forth herein.
C.    The Additional Revolving Credit Lenders are willing to provide the Additional Revolving Credit Commitments to the Borrower on the Amendment No. 6 Effective Date (as defined below), and the Revolving Credit Lenders party hereto, constituting the Required Revolving Lenders, are willing to amend the Credit Agreement as provided for herein, in each case, on the terms and subject to the conditions set forth herein and in the Credit Agreement.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein (including in the recitals hereto) shall have the meanings given to them in the Credit Agreement. The rules of interpretation set forth in Section 1.03 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. As used herein, the term “2019 Transactions” means, collectively, (a) the consummation of the Acquisition, (b) the execution, delivery and performance by each Loan Party of this Agreement, (c) the establishment of the Additional Revolving Credit Commitments pursuant hereto and (d) the payment of fees and expenses incurred in connection with the foregoing (the “Transaction Costs”).

SECTION 2. Revolving Commitment Increase.

(a) Each Additional Revolving Credit Lender hereby agrees, severally and not jointly, on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement, to provide an Additional Dollar Revolving Credit Commitment and an Additional Multicurrency

Revolving Credit Commitment to the Borrower on the Amendment No. 6 Effective Date, in each case, in an amount equal to the amount set forth opposite such Additional Revolving Credit Lender’s name on Schedule I hereto under the heading “Additional Dollar Revolving Credit Commitment” and “Additional Multicurrency Revolving Credit Commitment”, respectively.

(b) The Additional Revolving Credit Lenders shall constitute “Extended Dollar Revolving Credit Lenders” and/or “Extended Multicurrency Revolving Credit Lenders”, as applicable, “Incremental Revolving Credit Lenders”, “Revolving Credit Lenders” and “Lenders”, the Additional Dollar Revolving Credit Commitments shall constitute “Extended Dollar Revolving Credit Commitments”, and the loans made thereunder shall constitute “Extended Dollar Revolving Loans”, and the Additional Multicurrency Revolving Credit Commitments shall constitute “Extended Multicurrency Revolving Credit Commitments”, and the loans thereunder shall constitute “Extended Multicurrency Revolving Loans”, in each case for all purposes of the Amended Credit Agreement and the other Loan Documents.

(c) (i) Upon the effectiveness of the Additional Dollar Revolving Credit Commitments, each Dollar Revolving Credit Lender immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each Additional Revolving Credit Lender, and each such Additional Revolving Credit Lender will automatically and without further act be deemed to have assumed, a portion of such Dollar Revolving Credit Lender’s participations under the Amended Credit Agreement in outstanding Dollar Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations under the Amended Credit Agreement in Dollar Letters of Credit held by each Dollar Revolving Credit Lender (including each such Additional Revolving Credit Lender) will equal such Lender’s Pro Rata Percentage and (ii) if, immediately prior to the Amendment No. 6 Effective Date, there are any Dollar Revolving Loans outstanding, such Dollar Revolving Loans shall, upon the effectiveness of the Additional Dollar Revolving Credit Commitments, be prepaid from the proceeds of additional Dollar Revolving Loans made under the Amended Credit Agreement (reflecting the increase in the Total Dollar Revolving Credit Commitment), which prepayment shall be accompanied by accrued interest on the Dollar Revolving Loans being prepaid and any costs incurred by any Dollar Revolving Credit Lender in accordance with Section 2.15 of the Amended Credit Agreement.

(d) (i) Upon the effectiveness of the Additional Multicurrency Revolving Credit Commitments, each Multicurrency Revolving Credit Lender immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each Additional Revolving Credit Lender, and each such Additional Revolving Credit Lender will automatically and without further act be deemed to have assumed, a portion of such Multicurrency Revolving Credit Lender’s participations under the Amended Credit Agreement in outstanding Multicurrency Letters of Credit and, if applicable, Swingline Loans, such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations under the Amended Credit Agreement in Multicurrency Letters of Credit and Swingline Loans held by each Multicurrency Revolving Credit Lender (including each such Additional Revolving Credit Lender) will, in each case, equal such Lender’s Pro Rata Percentage and (ii) if, immediately prior to the Amendment No. 6 Effective Date, there are any Multicurrency Revolving Loans outstanding, such Multicurrency Revolving Loans shall, upon the effectiveness of the Additional Multicurrency Revolving Credit Commitments, be prepaid from the proceeds of additional Multicurrency Revolving Loans made under the Amended Credit Agreement (reflecting the increase in the Total Multicurrency Revolving Credit Commitment), which prepayment shall be accompanied by accrued interest on the

Multicurrency Revolving Loans being prepaid and any costs incurred by any Multicurrency Revolving Credit Lender in accordance with Section 2.15 of the Amended Credit Agreement.

SECTION 3. Amendments to Credit Agreement. Effective as of the Amendment No. 6 Effective Date, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order therein:
“Amendment No. 6” means Amendment No. 6 and Incremental Revolving Credit Assumption Agreement dated as of March 14, 2019, relating to this Agreement.
“Amendment No. 6 Effective Date” has the meaning assigned to such term in Amendment No. 6.
“Financial Covenant Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of such Person’s:
(1) Consolidated Net Income; and
(2) to the extent Consolidated Net Income has been reduced thereby:
(a) (i) all income Taxes and foreign withholding Taxes, (ii) all Taxes based on capital and commercial activity (or similar Taxes) and (iii) any Taxes that result from (x) the exercise by any holder of warrants, options or other rights to acquire Qualified Capital Stock (other than Qualified Capital Stock that is Preferred Stock) or (y) Dividend Equivalent Payments, in each case, of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;
(b) consolidated interest expense;
(c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period (other than normal accruals in the ordinary course of business), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP;
(d) any extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges (or any amortization thereof) associated with any acquisition, merger or consolidation, in each case, whether or not completed), any severance, relocation, consolidation, closing, integration, facilities opening, business optimization, transition or restructuring costs, charges or expenses (including any costs or expenses associated with any expatriate), any signing, retention or completion bonuses, and any costs associated with or incurred in connection with special termination benefits, curtailment settlements or other similar actions with respect to pension and postretirement employee benefit plans;
(e) any expenses or charges related to any Permitted Investment, offering of Equity Interests, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted hereunder including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transactions, the Second Restatement Transactions and the 2016 Transactions (as defined in Amendment No. 1);

(f) any write offs, write downs or other non-cash charges, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period and the write off or write down of current assets;
(g) the amount of any expense related to, or loss attributable to, minority interests or investments;
(h) the amount of any earn out payments or deferred purchase price in conjunction with acquisitions;
(i) any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of issuance of Qualified Capital Stock of the Borrower (other than Qualified Capital Stock that is Preferred Stock);
(j) any Dividend Equivalent Payments;
(k) a charge in any one period not to exceed $10,000,000 resulting from repurchases of inventory from distributors during such period;
(l) any costs or expenses incurred in connection with the start-up or extension of long-term arrangements with customers;
(m) any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to or in connection with any incentive bonus plan or any similar compensation plan or arrangement; and
(n) the amount of net cost savings projected by the Borrower in good faith to be realized as the result of actions to be taken within 24 months of the initiation of any operational change or within 24 months of the consummation of any applicable acquisition or cessation of operations (in each case, calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; and
(3) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Financial Covenant Consolidated EBITDA in accordance with this definition).
“Material Acquisition” means any acquisition or series of related acquisitions by the Borrower or its Restricted Subsidiaries of assets comprising all or substantially all of an operating unit of a business or all or substantially all of the Capital Stock of a Person, including, for the avoidance of doubt, any Permitted Acquisition, for aggregate consideration in excess of $300,000,000.
(b) The definition of “Consolidated Net Leverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting the parenthetical “(or, solely for purposes of determining the Consolidated Net Leverage Ratio under Section 6.14, the Financial Covenant

Consolidated EBITDA)” immediately following the words “the Consolidated EBITDA” in clause (b) thereof.

(c) The last sentence of the term “Extended Dollar Revolving Credit Commitment” set forth in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:
“The aggregate amount of the Extended Dollar Revolving Credit Commitments on the Amendment No. 6 Effective Date is $608,500,000.00.”
(d) The last sentence of the term “Extended Multicurrency Revolving Credit Commitment” set forth in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:
“The aggregate amount of the Extended Multicurrency Revolving Credit Commitments on the Amendment No. 6 Effective Date is $151,500,000.00.”
(e) Section 6.14 of the Credit Agreement is hereby amended by (i) inserting the parenthetical “(or, solely with respect to the first two fiscal quarters ending after the consummation of a Material Acquisition, 7.75 to 1.00)” immediately before the words “if the Aggregate Revolving Credit Exposure” therein and (ii) replacing “25%” therein with “35%”.

(f) The Commitment Schedule to the Credit Agreement is hereby amended to read in its entirety in the form attached as Exhibit A hereto.

SECTION 4. Conditions Precedent to Effectiveness. The effectiveness of this Agreement and the obligations of the Additional Revolving Credit Lenders to provide the Additional Revolving Credit Commitments shall be subject to the satisfaction or waiver of the following conditions precedent (the date on which such conditions precedent are so satisfied or waived, the “Amendment No. 6 Effective Date”):

(a) the Agent shall have received counterparts of this Agreement that, when taken together, bear the signatures of (i) the Borrower, Holdings and the Subsidiaries of the Borrower party to the Credit Agreement on the date hereof, (ii) the Agent, (iii) the Additional Revolving Credit Lenders and (iv) Lenders constituting the Required Revolving Lenders (immediately after giving effect to the effectiveness of the Additional Revolving Credit Commitments);

(b) at the time of and immediately after giving effect to the Additional Revolving Credit Commitments, each of the conditions set forth in Section 4.01(b) and Section 4.01(c) of the Credit Agreement shall be satisfied; provided that, for purposes of the condition set forth in Section 4.01(b), the words “Second Restatement Date” set forth in Section 3.13(a) of the Credit Agreement shall be deemed to be “Amendment No. 6 Effective Date” in each place they appear therein, the words “Second Restatement Transactions” in Section 3.13(a) of the Credit Agreement shall be deemed to be “2019 Transactions” and the parenthetical in Section 3.13(a) of the Credit Agreement shall be disregarded;

(c) the Agent shall have received a certificate dated as of the Amendment No. 6 Effective Date and executed by a Financial Officer of the Borrower with respect to the conditions set forth in paragraph (b) above and paragraphs (h), (i) and (l) below;

(d) the Agent shall have received a solvency certificate in form and substance reasonably satisfactory to the Agent to the effect that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the 2019 Transactions, are solvent;

(e) the Agent shall have received legal opinions, board resolutions and other closing certificates consistent with those delivered on the Amendment No. 5 Effective Date;

(f) the Agent shall have received, at least three Business Days prior to the Amendment No. 6 Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that has been reasonably requested by the Agent or any Additional Revolving Credit Lender at least ten days prior to the Amendment No. 6 Effective Date;

(g) the Agent shall have received reimbursement of all expenses separately agreed in writing by the Borrower and the arrangers of the Additional Revolving Credit Commitments or required by Section 9.03 of the Credit Agreement or by any other Loan Document to be reimbursed by the Borrower on the Amendment No. 6 Effective Date in connection with this Agreement and the transactions contemplated hereby to the extent invoiced at least one Business Day prior to the Amendment No. 6 Effective Date;

(h) the Acquisition shall be consummated substantially simultaneously with the Amendment No. 6 Effective Date in accordance in all material respects with the Merger Agreement, without giving effect to any amendment, waiver or other modification thereof, or consent thereunder, that would be materially adverse to the Additional Revolving Credit Lenders or the arrangers of the Additional Revolving Credit Commitments, unless approved in writing by the Agent, which approval may not be unreasonably withheld or delayed;

(i) all amounts due or outstanding in respect of the Company’s existing senior secured credit agreement shall have been (or substantially simultaneously with the Amendment No. 6 Effective Date shall be) paid in full, all commitments in respect thereof terminated and all guarantees thereof and security therefor discharged and released. With respect to the 3.625% senior notes due 2023 issued by TA MFG Limited, such notes shall have been (or within one Business Day of the Amendment No. 6 Effective Date shall be) redeemed, repurchased or otherwise paid in full or the indenture with respect thereto shall have been discharged;

(j) the Agent shall have received (a) U.S. GAAP audited consolidated balance sheets and related statements of income, shareholders’ equity and cash flows of each of Holdings and the Company for the 2016, 2017 and 2018 fiscal years and (b) U.S. GAAP unaudited consolidated balance sheets and related statements of income and cash flows of each of Holdings and the Company for each fiscal quarter after the latest fiscal year referred to in clause (a) above ended at least 45 days before the Amendment No. 6 Effective Date;

(k) the Agent shall have received a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of Holdings, on a consolidated basis, as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered pursuant to Section 4(j) above, prepared after giving effect to the Acquisition as if the Acquisition had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements); and

(l) since the date of the Merger Agreement, no Company Material Adverse Effect (as defined in the Merger Agreement as in effect on the date of execution thereof) shall have occurred and be continuing.

The Agent shall notify the Borrower and the Lenders of the Amendment No. 6 Effective Date, and such notice shall be conclusive and binding.
SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, Holdings and the Borrower represent and warrant to each of the Lenders (including the Additional Revolving Credit Lenders) and the Agent that (a) this Agreement has been duly authorized, executed and delivered by Holdings, the Borrower and the Subsidiaries of the Borrower party hereto, and this Agreement constitutes a legal, valid and binding obligation of Holdings, the Borrower and the Subsidiaries of the Borrower party hereto, subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally and to general principles of equity; (b) after giving effect to this Agreement, the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Amendment No. 6 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that, (i) in each case, such materiality qualifier shall not be applicable to any representation and warranty that already is qualified or modified by materiality in the text thereof and (ii) for purposes of the representation in Section 3.13(a) of the Credit Agreement, the words “Second Restatement Date” in each place set forth therein shall be deemed to be “Amendment No. 6 Effective Date”, the words “Second Restatement Transactions” shall be deemed to be “2019 Transactions” and the parenthetical in Section 3.13(a) of the Credit Agreement shall be disregarded; and (c) as of the Amendment No. 6 Effective Date, after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing or would reasonably be expected to result from the establishment of the Additional Revolving Credit Commitments.

SECTION 6. Certain Post-Effectiveness Collateral Obligations. The Borrower shall deliver to the Agent each of the documents, and take each of the actions, specified in Schedule II hereto.

SECTION 7. Commitment Letter. For the avoidance of doubt, it is acknowledged and agreed that all commitments in respect of the Term Facility under (and as defined in) the amended and restated commitment letter dated October 31, 2018, among Morgan Stanley Senior Funding, Inc., Credit Suisse AG, Credit Suisse Loan Funding LLC, Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., Barclays Bank PLC, Royal Bank of Canada, RBC Capital Markets, Crédit Agricole Corporate and Investment Bank, KKR Capital Markets LLC, PNC Capital Markets LLC, PNC Bank, National Association (collectively, the “Commitment Parties”) and Holdings, and each of the fee letters entered into between Holdings and the applicable Commitment Parties party thereto in connection therewith have been terminated in full and are of no further effect (except, in the case of such fee letters, for any provisions therein that are expressly stated to survive the termination thereof).

SECTION 8. Effect of Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the Amendment No. 6 Effective

Date, any reference to the Credit Agreement in any Loan Document, and the terms “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import in the Credit Agreement, shall, unless the context otherwise requires, mean the Credit Agreement as modified hereby. This Agreement shall constitute a “Loan Document” and an “Incremental Revolving Credit Assumption Agreement”, in each case for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 9. Acknowledgement and Consent. Each Loan Party hereby acknowledges that it has read this Agreement and consents to the terms hereof and further hereby affirms, confirms and agrees that (a) notwithstanding the effectiveness of this Agreement, the obligations of such Loan Party under each of the Loan Documents to which it is a party shall not be impaired and each of the Loan Documents to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, in each case, as amended hereby; (b) its Guarantee of the Obligations, and the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as and to the extent provided in the Collateral Documents as originally executed, shall continue in full force and effect in respect of, and to secure, the Obligations (including the Additional Revolving Credit Commitments and the loans and other extensions of credit thereunder); and (c) all the representations and warranties made by or relating to it contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment No. 6 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representation and warranty that already is qualified or modified by materiality in the text thereof.

SECTION 10. Joint Lead Arrangers and Bookrunners. The joint lead arrangers and bookrunners listed on the cover page hereof shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

SECTION 11. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic method of transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 12. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. The provisions of Sections 9.09 and 9.10 of the Credit Agreement shall apply to this Agreement to the same extent as if fully set forth herein.

SECTION 13. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.
TransDigm Inc.
Acme Aerospace, Inc.
Adams Rite Aerospace, Inc.
AeroControlex Group, Inc.
Aerosonic LLC
Airborne Acquisition, Inc.
Airborne Global, Inc.
Airborne Holdings, Inc.
Airborne Systems NA Inc.
Airborne Systems North America Inc.
Airborne Systems North America of CA Inc.
AmSafe Global Holdings, Inc.
AmSafe, Inc.
Arkwin Industries, Inc.
Aviation Technologies, Inc.
Avionic Instruments LLC
Avionics Specialties, Inc.
AvtechTyee, Inc.
beta transformer technology corporation
beta transformer technology llc
Breeze-Eastern LLC
Bridport Holdings, Inc.
Bridport-Air Carrier, Inc.
Bruce Aerospace Inc.
CDA InterCorp LLC
CEF Industries, LLC
Champion Aerospace LLC
data device corporation
Dukes Aerospace, Inc.
Electromech Technologies LLC
Extant Components Group
Holdings, Inc.
Extant Components Group Intermediate, Inc.
HARCOSEMCO LLC
Hartwell Corporation
ilc holdings, inc.
MarathonNorco Aerospace, Inc.
McKechnie Aerospace DE, Inc.
McKechnie Aerospace Holdings, Inc.
McKechnie Aerospace US LLC
Pexco Aerospace, Inc.
johnson liverpool llC
NORTH HILLS SIGNAL PROCESSING CORP.
NORTH HILLS SIGNAL PROCESSING OVERSEAS CORP.
Kirkhill INc.

PneuDraulics, Inc.
Schneller LLC
Semco Instruments, Inc.
Shield Restraint Systems, Inc.
Skandia, Inc.
Skurka Aerospace Inc.
Symetrics Industries, LLC
Symetrics Technology Group, LLC
tactair fluid controls, inc.
TEAC Aerospace Holdings, Inc.
TEAC Aerospace Technologies, Inc.
Telair International LLC
Telair US LLC
Texas Rotronics, Inc.
Transicoil LLC
Whippany Actuation Systems, LLC
Young & Franklin Inc.

By:
Name:
Title:

TransDigm Group Incorporated

By:
Name:
Title:

Airborne Systems North America of NJ Inc.

By:
Name:
Title:

Bridport Erie Aviation, Inc.

By:
Name:
Title:

TRANSDIGM UK HOLDINGS, PLC

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Additional Revolving Credit Lender and as Agent

by

Name:
Title:

by

Name:
Title:

[LENDER SIGNATURE PAGE PROVIDED SEPARATELY]

SCHEDULE I

Additional Revolving Credit Commitments

Additional Revolving Credit Lender		Additional Multicurrency Revolving Credit Commitment
Morgan Stanley Senior Funding, Inc.		$4,564,150.00
Credit Suisse AG, Cayman Islands Branch		$604,220.00
Barclays Bank PLC	$7,435,850.00	$2,564,150.00
Citibank, N.A.	$13,464,340.00	$1,535,660.00
Crédit Agricole Corporate and Investment Bank	$123,900.00	$4,876,100.00
Fifth Third Bank		$3,894,119.59
[Goldman Sachs Bank USA]		$15,000,000.00
HSBC Bank USA, National Association	$11,165,200.00	$3,834,800.00
JPMorgan Chase Bank, N.A.	$11,219,644.51	$6,032,609.59
KKR Corporate Lending LLC	$20,000,000.00	$5,000,000.00
PNC Bank, N.A.		$646,750.00
Royal Bank of Canada	$11,435,850.00	$3,564,150.00
TOTAL	$107,883,290.81	$52,116,709.18

SCHEDULE II

Post Amendment No. 6 Effective Date Obligations
1. Within 90 days after the Amendment No. 6 Effective Date (or such later date that the Agent in its reasonable discretion may permit), with respect to the below described Mortgaged Properties, the Agent shall have received (i) an amendment to the applicable Existing Mortgage in form and substance reasonably satisfactory to the Agent, (ii) evidence that a counterpart of such amendment to the Existing Mortgage has been recorded (or delivered to the appropriate Title Insurance Company subject to arrangements reasonably satisfactory to the Agent for recording promptly thereafter in the place necessary to create a valid and enforceable first priority Lien in favor of the Agent for the benefit of itself and the Secured Parties), (iii) a “date-down” and modification endorsement to the existing Title Insurance Policy (or a new Title Insurance Policy if such endorsements are not available in a jurisdiction where an Existing Mortgage has been recorded), which shall amend the description therein of the insured Existing Mortgage to include the amendment of the Existing Mortgage, and otherwise be in form and substance reasonably satisfactory to the Agent, (iv) a favorable opinion of counsel in the state in which such parcels of real property are located with respect to the enforceability of said amendment of the Existing Mortgage and such other opinions as Agent shall reasonably request, all in form and substance and from counsel reasonably satisfactory to the Agent and (v) such other information, documentation, and certifications (including evidence of flood insurance as may be required by applicable law) as may be reasonably required by the Agent, in each case with respect to the following Mortgaged Properties:

a.	320 S. Church Street, Addison, IL 60101-3750

b.	1230 Old Norris Road, Liberty, SC 29657

c.	6019 Powdermill Road, Franklin Twp., Kent, OH 44240-7109

d.	8575 Helms Avenue, Rancho Cucamonga, CA 91730

e.	2405 S. 3rd Ave., Union Gap, WA 98903

f.	40 Orville Drive and 105 Wilbur Place, Bohemia, NY 11716

g.	300 East Cypress Street, Brea, CA 92821

For the avoidance of doubt, delivery of the foregoing information, documentation and certifications shall satisfy any comparable obligations under any prior Loan Document to the extent such information, documentation and certifications also relate to the Obligations with respect to which such comparable obligations are owed.

2. Within the time periods specified in the Credit Agreement (or such later date that the Agent in its reasonable discretion may permit), take all actions and execute and deliver all documents required pursuant to Section 5.11 of the Credit Agreement with respect to the Company and its subsidiaries.

Exhibit A

Revolving Credit Commitments

Lender	Non-Extended Dollar Revolving Credit Commitment	Non-Extended Multicurrency Revolving Credit Commitment	Extended Dollar Revolving Credit Commitment	Extended Multicurrency Revolving Credit Commitment
Credit Suisse AG, Cayman Islands Branch	0	0	$68,000,000.00	$17,000,000.00
Barclays Bank PLC	0	0	$56,000,000.00	$14,000,000.00
Morgan Stanley Bank, N.A.	0	0	$22,376,100.00	$7,623,900.00
Morgan Stanley Senior Funding Inc.	0	0	$41,623,900.00	$8,376,100.00
Royal Bank of Canada	0	0	$60,000,000.00	$15,000,000.00
Crédit Agricole Corporate and Investment Bank	0	0	$52,500,000.00	$12,500,000.00
HSBC Bank USA, National Association	0	0	$56,000,000.00	$14,000,000.00
Goldman Sachs Bank USA	0	0	$60,000,000.00	$15,000,000.00
Citibank, N.A.	0	0	$60,000,000.00	$15,000,000.00
PNC Bank, N.A.	0	0	$28,000,000.00	$7,000,000.00
Fifth Third Bank	0	0	$24,000,000.00	$6,000,000.00
JPMorgan Chase Bank, N.A.	0	0	$60,000,000.00	$15,000,000.00
KKR Corporate Lending LLC	0	0	$20,000,000.00	$5,000,000.00
Total	$0.00	$0.00	$608,500,000.00	$151,500,000.00